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                                                                       EXHIBIT 1
                                                                       ---------

                                                                           DRAFT
                                                                         2/10/94


                        [FORM OF UNDERWRITING AGREEMENT]

                                _________ Shares


                             UNION ELECTRIC COMPANY


                   Cumulative Preferred Stock, $_____ Series
                          Stated Value $___ Per Share


                             UNDERWRITING AGREEMENT
                             ----------------------



                                 ________, 199_


[NAME(S) AND ADDRESS(ES) OF
REPRESENTATIVE(S)]

As Representative(s) of the several
  Underwriters named in
  Schedule II hereto

Dear Sirs:

          Union Electric Company, a Missouri corporation (the "Company"), confirms its agreement with you and each of the other underwriters named in
Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, with respect to the sale by the Company and the purchase by the Underwriters of _________ shares of the Company's Cumulative Preferred Stock, $_____ Series, described in Schedule I hereto (the "Stock"). The Stock is to be issued under the Company's articles of incorporation, as amended, and shall have the designations, preferences, rights, powers and restrictions set forth therein and in a proposed certificate of designations fixing the designation, description and terms of the Stock, which certificate shall have the effect of amending the Company's articles of incorporation and establishing the Stock as a new series of the Company's Preferred Stock, without par value. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.
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          1.  Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

          (a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (File No. 33-55346)("Registration Statement No. 33-55346") on such form S-3 for the registration under the Act of the offering and sale of up to $80,000,000 aggregate stated value of its Cumulative Preferred Stock, without par value. Registration Statement No. 33-55346 was declared effective by the Commission on December 11, 1992. While an aggregate stated value of $5,562,500 of such Cumulative Preferred Stock, without par value, remained unsold, the Company also filed with the Commission a Registration Statement (File No. 33-_____)("Registration Statement No. 33- _____") on such form for the registration of an additional $94,437,500 aggregate stated value of its Cumulative Preferred Stock, without par value, including a combined basic prospectus relating, pursuant to Rule 429 under the Act, to an aggregate of $100,000,000 stated value of Cumulative Preferred Stock, without par value, including the Stock. The Company may have filed one or more amendments thereto, and may have used a Preliminary Prospectus, each of which has previously been furnished to you. Registration Statement No. 33-_____, as so amended, has become effective. The offering of the Stock is a Delayed Offering and, although such combined basic prospectus may not include all the information with respect to the Stock and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, such combined basic prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Company will next file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of combined basic prospectus included in Registration Statement No. 33-_____ relating to the Stock and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Stock and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in such combined basic prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (b)  On the Effective Date, the Registration Statement

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     did or will, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

          (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. With respect to each of Registration Statement No. 33-55346 and Registration Statement No. 33-_____, the term "Effective Date" shall mean the later of each date that such registration statement initially became effective, each date that any post-effective amendment or amendments thereto became or become effective or the date of the filing of the Company's most recent Annual Report on Form 10-K. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the combined basic prospectus referred to in paragraph (a) above contained in Registration Statement No. 33-_____ at the Effective Date. "Preliminary Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Stock and the offering thereof and is used prior to filing of the Final Prospectus. "Final Prospectus" shall mean the prospectus supplement relating to the Stock that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus. "Registration Statement" shall mean Registration Statement No. 33-55346 and Registration Statement No. 33-_____, including in each case incorporated documents, exhibits and financial statements, each as amended to the Execution Time and, in the event any post effective amendment to any such registration statement becomes effective prior to the Closing Date (as hereinafter

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     defined), shall also mean such registration statement as so amended.  "Rule
     415", "Rule 424", "Rule 429" and "Regulation S-K" refer to such rules or regulation under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the initial effective date of Registration Statement No. 33- _____ or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "Delayed Offering" shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered.

          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
Schedule I hereto, the number of shares of the Stock set forth opposite such Underwriter's name in Schedule II hereto. The Company agrees to pay to the Representatives for the respective accounts of the several Underwriters as compensation for the commitments and services contemplated by this Agreement the underwriting commission set forth in Schedule I hereto.

          3. Delivery and Payment. Delivery of and payment for the Stock shall be made on the date and at the time specified in Schedule I hereto (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Stock being herein called the "Closing Date"). Delivery of the Stock shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds. Concurrently with the delivery of and payment for the Stock, the

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Company will pay to the Representatives for the respective accounts of the several Underwriters, against receipt therefor, the aggregate underwriting commission of the Underwriters to or upon the order of the Representatives by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds. Delivery of the Stock shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for the Stock shall be made at the office specified in Schedule I hereto. Certificates for the Stock shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

          The Company agrees to have the Stock available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

          4. Covenants of the Company. The Company covenants with each Underwriter that:

          (a) The Company will use its best efforts to cause any post-effective amendment to the Registration Statement, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Stock, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus (other than a prospectus supplement relating solely to an offering of the Company's Cumulative Preferred Stock other than the Stock) unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when any post-effective amendment to the Registration Statement, if not effective at the Execution Time, shall have become effective; (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b); (iii) when, prior to termination of the offering of the Stock, any amendment to the Registration Statement shall have been filed or become effective; (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information; (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that

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     purpose; and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Stock is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of Registration Statement No. 33-55346 and Registration Statement No. 33-_____ (including, in each case, exhibits thereto), all amendments thereto relating to the Stock and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will cooperate in good faith with the Representatives in qualifying the Stock for offer and sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Stock, and will arrange for the determination of the legality of the Stock for purchase by institutional investors.

          (f) Until the business date set forth on Schedule I hereto, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, by public offering, or announce the public offering of, any of the Company's Cumulative

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     Preferred Stock other than the Stock.

          5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Stock shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Representatives the opinion of William E. Jaudes, Vice President and General Counsel of the Company, dated the Closing Date, to the effect that:

               (i) the Company is a corporation duly organized and validly existing and in good standing under the laws of Missouri and has due corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to conduct in Illinois and Iowa the businesses in which it is engaged in those States, which are the only States in which it is required to be so qualified;

               (ii) the Company's authorized equity capitalization is as set forth in the Final Prospectus;

               (iii) a certificate of designations amending the Company's articles of incorporation and authorizing and establishing the terms of the Stock has been duly filed in the office of the Secretary of State of the State of Missouri and is effective; the Stock has been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; and the certificates for the Stock are in valid and sufficient form;

               (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract

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          or other document of a character required to be described in the
          Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

               (v) Registration Statement No. 33-55346 and Registration Statement No. 33-_____ have each become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; at the Effective Date, the Registration Statement and, at the time first filed pursuant to Rule 424(b), the Final Prospectus (in each case, other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that at the time first filed pursuant to Rule 424(b) and at the Closing Date the Final Prospectus included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (vi) the Company has full power and authority to execute this Agreement and this Agreement has been duly authorized, executed and delivered by the Company;

               (vii) the Missouri Public Service Commission and the Illinois Commerce Commission have duly authorized the issue and sale of the Stock; such authorizations are sufficient for the issue and sale of the Stock and are in full force and effect; no other approval or consent of or filing with any other governmental body, including without limitation any regulatory body of the State of Iowa (other than in connection or compliance with the provisions of the securities or "blue sky" laws of any jurisdiction, as to which such counsel

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          expresses no opinion), is legally required in connection with the execution and delivery of this Agreement or the authorization, issuance and sale of the Stock;

               (viii) the execution and delivery of this Agreement and the issuance and sale of the Stock, and the fulfillment of the terms hereof and thereof by the Company, will not result in a breach of any of the terms or provisions of, or constitute a default under any provision of the Company's articles of incorporation or by-laws or any indenture, mortgage, deed of trust or other agreement or instrument, of which such counsel has knowledge, to which the Company is now a party or, to the best of such counsel's knowledge, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties;

               (ix) the Stock and the provisions of the Company's articles of incorporation, as amended, conform in all material respects as to legal matters to the statements concerning them contained in the Final Prospectus under "Description of New Preferred Stock" and "Description of Offered Securities";

               (x) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; no shareholders of the Company are entitled to preemptive or other similar rights to subscribe for the Stock; and no vote or other authorization of any shareholders of the Company is required to permit the issuance and sale of the Stock;

               (xi) the franchises, permits and licenses under which the Company operates in the States of Missouri, Illinois and Iowa are adequate to permit the Company to engage in the businesses which it presently conducts in those States and do not contain any unduly burdensome provisions; in those municipalities where the Company operates without franchises or where expired franchises have not been renewed, the lack of such franchises does not materially affect the Company's operations in such municipalities and no actions or proceedings are pending or, to such counsel's knowledge, threatened by such municipalities which would materially affect the Company's operations;

               (xii) the Company is exempt from all of the provisions of the Public Utility Holding Company Act of 1935, except Sections 9(a)(2) and 11(b)(2) thereof; and

               [(xiii) the statements contained in the Final Prospectus under "Description of Offered Securities -

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          Certain Tax Matters" regarding the treatment of dividends on the Stock for Federal income tax purposes are accurate in all material respects.]

          Such opinion shall also state that such counsel has no knowledge of any litigation, pending or threatened, which challenges the validity of the Stock or this Agreement, or which seeks to enjoin the performance of the Company's obligations thereunder or which might have a material adverse effect on the business, properties or financial condition of the Company except as disclosed in or contemplated by the Final Prospectus.

          In rendering such opinion, such counsel may rely as to factual matters upon certificates or written statements from others or other appropriate representatives of the Company or upon certificates of public officials. In such opinion, such counsel may state that while such counsel has examined the Registration Statement and the Final Prospectus, such counsel necessarily assumes the correctness and completeness of the statements made and information included therein and takes no responsibility therefor, except insofar as such statements relate to him and as set forth in paragraph (ix) above.

          Such counsel's opinion may further state that it is addressed to the Underwriters and is rendered solely for their benefit and may not be relied upon in any manner by any other person (other than Winthrop, Stimson, Putnam & Roberts to the extent stated in its opinion to the Underwriters as of the Closing Date) without such counsel's prior written consent.

          (c) The Representatives shall have received from Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the

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          Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the respective dates as of which information is given in the Registration Statement, there has not been any material adverse change in the condition, financial or otherwise, of the Company, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (e) At the Closing Date, Price Waterhouse shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion, the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Final Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and principal committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the most recent audited financial statements in or incorporated in the Final Prospectus, nothing came to their attention which caused them to believe that:

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                    (1) any unaudited financial statements included or
               incorporated in the Registration Statement and the Final Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus;

                    (2) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, in or incorporated in the Registration Statement and the Final Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the capital stock or the long-term debt of the Company as compared with the amounts shown in the most recent financial statements included or incorporated in the Registration Statement and the Final Prospectus except in all instances changes which the Registration Statement discloses have occurred or may occur or as may result from the retirement of preferred stock to satisfy a mandatory sinking fund requirement, the issuance of common stock pursuant to the Company's Employee Stock Ownership Plan, and its issuance or retirement of long-term debt through the nuclear fuel lease, or for the twelve-month period ended not more than five days prior to the date hereof there were any decreases in excess of 3%, as compared with the comparable information for the twelve months ended as of the date of the most recent financial statements referred to above, in operating revenues, operating income, net income, earnings on common stock, earnings per share of common stock, or ratio of earnings to fixed charges, except in all instances for decreases which the Registration Statement discloses have occurred or may occur, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                    (3) the amounts included in any unaudited "capsule" information included or incorporated in

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               the Registration Statement and the Final Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus; and

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Final Prospectus, including the information included or incorporated in the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          References to the Final Prospectus in this paragraph
(e) include any supplement thereto at the date of the letter.

          In addition, at the Execution Time, Price Waterhouse shall have furnished to the Representatives a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representatives, to the effect set forth above.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Stock as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's securities by any "nationally recognized statistical rating organization" (as defined for purpose of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (h) The issuance and sale of the Stock as contemplated in this Agreement and in the Final Prospectus shall have been duly authorized and approved by orders of the Missouri Public Service Commission and the Illinois Commerce Commission and such orders shall be in full force and effect at the Closing Date, and no authorization or approval of any other governmental regulatory authority shall be required in connection with the authorization, issuance and sale of the Stock by the Company.

          (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          6. Reimbursement of Underwriters' Expenses. If the sale of the Stock provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Stock.

          7.  Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto);

               (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
          (ii) above.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in subsections
     (a) or (b) of this Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters in such proportions as will reflect the relative benefits from the offering of the Stock received by the Company on the one hand and by the Underwriters on the other hand, provided that if the Stock is offered by Underwriters at an initial public offering price set forth in a Prospectus Supplement, the relative benefits shall be deemed to be such that the Underwriters shall be responsible for that portion of the aggregate losses, liabilities, claims, damages and expenses represented by the percentage that the underwriting discount appearing in such Prospectus Supplement bears to the initial public offering price appearing therein and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 the Act shall have the same rights to contribution as the

     Company.

          8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the shares of the Stock agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of shares of the Stock set forth opposite their names in Schedule II hereto bears to the aggregate number of shares of the Stock set forth opposite the names of all the remaining Underwriters) the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however,
                                                           -----------------
that in the event that the aggregate number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of shares of the Stock set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Stock, and if such nondefaulting Underwriters do not purchase all of the Stock, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          9. Termination. The Representatives may terminate this Agreement immediately upon notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the Execution Time or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or
(ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Stock or to enforce contracts for the sale of the Stock, or (iii) if trading in the Common Stock of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, Missouri, Iowa, Illinois or New York authorities.

          10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and shall survive delivery of and payment for the Stock. The covenants set forth in Section 4(c) and the provisions of Sections 6, 7 and 13 hereof and the provisions of this Section 10 shall survive the termination or cancellation of this Agreement.

          11. Notices. All communications hereunder shall be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed, to__________________________________,
Attention: ___________________________________; or, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to it at 1901 Chouteau Avenue, Post Office Box 149, St. Louis, Missouri 63166, Attention: Donald E. Brandt, Senior Vice President -Finance and Corporate Services and Chief Financial Officer.

          12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and the directors and officers referred to in Section 7, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, directors and officers and for the benefit of no other person, firm or corporation.

          No purchaser of any Stock from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          14. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Underwriters.


                         Very truly yours,

                         Union Electric Company


                         By:____________________________
                         Title:     Senior Vice President


CONFIRMED AND ACCEPTED
  as of the date first above written.

[NAME OF REPRESENTATIVE(S)]

By:  _________________________________


____________________________
By:
Title:

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

                                    SCHEDULE I



Underwriting Agreement dated ______________, 199_

Representatives:

Title, Purchase price and Description of Stock:

     Title:  Cumulative Preferred Stock, $______ Series, Stated
               Value $__ Per Share

     Number of Shares:

     Purchase price (include accrued
          dividends, if any):  $_____ per share

     Underwriting commission:  $_____ per share

     Sinking fund provisions:  [None]

     Redemption provisions:  [The Stock is redeemable at the

          option of the Company, in whole or in part, at any time, on not less
          than 30 days' and not more than 60 days' prior notice at $   per
          share, together with accrued and unpaid dividends to the date fixed for redemption; provided, however, that none of the shares of the Stock may be redeemed prior to ________________, 199_.]

Closing Date, Time and Location:    10:00 A.M., New York City time, on
                                    __________, 199_, at the offices of
                                    Winthrop, Stimson, Putnam & Roberts, One
                                    Battery Park Plaza, New York, New York,
                                    10004

Date referred to in Section 4(f) after which the Company may offer or sell by public offering its Cumulative Preferred Stock other than the Stock without the consent of the Representatives: _____________, 199_.

                                 SCHEDULE II

                                                                     Number
                                                                  of Shares to
Underwriters                                                      be Purchased
- ------------                                                      ------------
                           .....................................
- ---------------------------
                           .....................................
- ---------------------------
          Total.................................................
                                                                  ============